UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
February 11, 2008

MONEYGRAM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota	55416

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): 952-591-3000
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: FIRST AMENDMENT TO THE RIGHTS AGREEMENT
EX-10.1: PURCHASE AGREEMENT
EX-10.2: FEE ARRANGEMENT LETTER
EX-10.3: FEE ARRANGEMENT LETTER
EX-10.4: NOTE PURCHASE AGREEMENT
EX-10.5: CONTINGENT FEE LETTER
EX-99.1: PRESS RELEASE
EX-99.2: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.3: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.4: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.5: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.6: FORM OF REGISTRATION RIGHTS AGREEMENT
EX-99.7: INDICATIVE SUMMARY OF TERMS AND CONDITIONS
EX-99.8: FORM OF INDENTURE
EX-99.9: FORM OF REGISTRATION RIGHTS AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement.
Purchase Agreement
     On February 11, 2008, MoneyGram International, Inc., a Delaware corporation (the “Corporation”), entered into a Purchase Agreement (the “Purchase Agreement”), among the Corporation and affiliates of Thomas H. Lee Partners, L.P. (“THL”) and affiliates of Goldman, Sachs & Co. (“Goldman Sachs”) (where THL and Goldman Sachs are referred to collectively as the “Investors”), pursuant to which, among other things, the Corporation agreed to sell to the Investors in private placements 710,000 shares of Series C Participating Preferred Stock of the Corporation (the “Series C Preferred Stock”), 7,366 shares of Series D Participating Convertible Preferred Stock of the Corporation (the “Series D Preferred Stock”), and 9,081,309 shares of common stock of the Corporation (the “Common Stock”) (collectively, the “Temporary Securities”) for an aggregate purchase price of $710,000,000 (the “Purchase Price”), subject to certain adjustments (the “Investment”). The Purchase Agreement provides that, upon receipt of the approval of the Corporation’s stockholders and certain required regulatory approvals, the Temporary Securities are to be exchanged for shares of Series B Participating Convertible Preferred Stock of the Corporation (the “Series B Preferred Stock”) and shares of Series B-1 Participating Convertible Preferred Stock of the Corporation (the “Series B-1 Preferred Stock”) with an aggregate liquidation preference equal to the Purchase Price plus any accrued and unpaid dividends (the “Exchange,” and together with the Investment, the “Transaction”).
     The Series C Preferred Stock will have an aggregate liquidation preference equal to the Purchase Price. The Common Stock will represent 9.9% of the shares of Common Stock of the Corporation on a pro forma basis. The total number of shares of Common Stock issued or issuable at the closing of the Transaction, including the number of shares of Common Stock into which the Series D Preferred Stock is convertible, will equal 16.6% of the shares of Common Stock of the Corporation on a pro forma basis (assuming the conversion of all shares of the Series D Preferred Stock), or 19.9% of the total outstanding shares of the Common Stock prior to the closing.
     The form of Certificate of Designations, Preferences and Rights (the “Certificate of Designations”) of each respective series of the preferred stock referenced above are attached to the Purchase Agreement and are filed as Exhibits 99.2, 99.3, 99.4 and 99.5 hereto. Under the terms of the Certificate of Designations of the Series C Preferred Stock, holders will be entitled to receive a quarterly cash dividend at the initial rate of 20% per annum, increasing by 0.5% each quarter, up to a maximum rate of 22% per annum. The dividends will be payable in cash or, at the option of the Corporation, may be accrued until the fifth anniversary of the initial funding date. The Series C Preferred Stock will also participate in dividends on the Common Stock. The Series C Preferred Stock will be redeemable at the option of the holder after five years or upon a change in control of the Corporation or certain other significant events, and the Corporation may redeem all of the Series C Preferred Stock after ten years, or after at least half of the Series C Preferred Stock has been redeemed in accordance with redemption demands from holders of the Series C Preferred Stock. The Series C Preferred Stock is nonvoting stock. However, the consent of the holders of at least a majority of the Series C Preferred Stock would be required with respect to certain specified events affecting the rights of such holders. The Series C Preferred Stock will include a Contingent Value Right component (the “CVR”), which provides that upon a liquidation, redemption, or change in control, the holders of the Series C Preferred Stock will be entitled to a cash payment depending on the then current market price of the Common Stock. The CVR is intended to provide the Investors with a portion of the economic upside that they would have received if they had held the convertible preferred stock.
     The Series D Preferred Stock is a Common Stock equivalent security that will be convertible into Common Stock. The shares of Series D Preferred Stock will vote with the Common Stock on an as-converted basis, except that any such shares beneficially owned by affiliates of Goldman Sachs will not be entitled to any voting rights. In addition, to the extent that prior notice and/or approval of regulators in certain states in which the Corporation or any of its subsidiaries is licensed to do business would be required in order for any holder (or group of related holders) to hold or vote more than 9.9%, or such other threshold as may be applicable, of the Corporation’s outstanding voting securities, then, to the extent permitted by applicable law, that portion of the Series D Preferred Stock that is in excess of the applicable threshold will be nonvoting in all respects.
     The Series B Preferred Stock will be issuable to THL, and the Series B-1 Preferred Stock will be issuable to affiliates of Goldman Sachs. The Series B Preferred Stock and the Series B-1 Preferred Stock, into which the Temporary Securities are exchangeable pursuant to the Exchange, will entitle holders to receive a quarterly cash dividend at a rate of 10% per annum. The dividends will be payable in cash or, at the option of the Corporation, may be accrued until the fifth anniversary of the initial funding date at a rate of 12.5% per annum. The Series B Preferred Stock and the Series B-1 Preferred Stock will participate in dividends with the Common Stock on an as-converted basis. The Series B Preferred Stock and the Series B-1 Preferred Stock may be redeemed at the option of the Corporation if, after five years from the date of the Exchange, the Common Stock trades above $15.00 for a period of thirty consecutive days, and the shares will be redeemable at the option of the Investors after ten years. The combined liquidation preference of the Series B Preferred and the Series B-1 Preferred Stock at the time of the Exchange will equal the Purchase Price plus any accrued and unpaid dividends on the Series C Preferred Stock. The conversion price of the Series B Preferred Stock and the Series B-1 Preferred Stock will be $5.00. The Series B Preferred Stock will vote as a class with the Common Stock of the Corporation, on an as-converted basis. The Series B-1 Preferred Stock will be nonvoting stock.
     Until the earlier of March 7, 2008 and the day prior to the Closing, the Corporation may actively solicit alternative proposals, release parties from any current standstill or similar restrictions and enter into negotiations with respect to alternative proposals. If the Corporation receives an alternative proposal that the Board concludes in good faith is a Superior Proposal (as defined below), the Board may terminate the Purchase Agreement to enter into the Superior Proposal. Prior to such termination, the Corporation must first provide the Investors with 48 hours’ notice and negotiate with the Investors to give them the opportunity to adjust the terms of the Purchase Agreement to make it more favorable than the alternative proposal. A “Superior Proposal” means a bona fide written alternative proposal that the Board in good faith determines would, if consummated, result in a transaction that is more favorable to the Corporation and its existing stockholders than the Transaction, which determination is made: (x) after receiving the advice of a financial advisor; (y) after taking into account the likelihood (and likely timing) of consummation of such transaction on the terms set forth therein (as compared to the terms of the Purchase Agreement); and (z) after taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal and any other relevant factors permitted by applicable law.
     In connection with the entry into the Purchase Agreement, the Corporation has paid the Investors the following fees and expenses: $22,500,000 to THL and Goldman Sachs in respect of commitment fees and $6,560,000 (including regulatory filing fees) in the aggregate in respect of the Investors’ expenses. The Corporation is obligated to pay to the Investors a maximum of $3,690,000 (exclusive of regulatory filing fees) for expenses incurred between the signing of the Purchase Agreement and the closing of the Transaction. The Corporation also paid a contingent break-up fee of $15,000,000 in connection with the entry into the Note Purchase Agreement described below. The contingent fee was deposited into an escrow account, with the proceeds to be distributed as described below. The commitment fees and contingent fee are refundable in full to the Corporation if the Purchase Agreement is terminated as a result of the failure to obtain antitrust approvals or if the Transaction is enjoined. The contingent fee is also refundable to the Corporation upon the closing of the Note Purchase Agreement (in which event a commitment fee is payable by the Corporation in accordance with the Note Purchase Agreement). Except as provided in the next sentence, if the Purchase Agreement is terminated for any other reason, $15,000,000 of the commitment fees and $10,000,000 of the contingent fee previously paid will be refunded to the Corporation, and the remainder of those fees will be retained by the Investors. Neither the commitment fees nor the contingent fee are refundable if the Purchase Agreement is terminated by the Corporation in order to enter into a Superior Proposal or as a result of a willful breach by the Corporation. In addition, the Purchase Agreement provides that, if the Corporation were to terminate the Purchase Agreement and subsequently enter into a Superior Proposal, the Corporation is required to pay the Investors a Termination Fee in the amount of $15,000,000, plus up to $3,690,000 of expenses plus the amount of any fee previously refunded to them pursuant to the commitment fee and contingent fee agreements. Amounts that are not refunded to the Corporation under the contingent fee agreement are payable to Goldman Sachs or, in certain circumstances, to THL. The fee arrangement letters entered into with THL and Goldman Sachs are filed as Exhibits 10.2 and 10.3 hereto, respectively, and the contingent fee agreement is filed as Exhibit 10.5 hereto.
     The Purchase Agreement contains customary public company representations and warranties by the Corporation to the Investors and customary representations and warranties from the Investors to the Corporation.
     Consummation of the Purchase Agreement is subject to the satisfaction of certain conditions to closing, including but not limited to the following: (i) receipt of United States and German antitrust approval; (ii) no law or injunction prohibiting the closing or restricting the ownership by the Investors from owning, voting and converting the securities, and no lawsuit having been commenced by a governmental entity seeking the foregoing; (iii) the sale by the Corporation of certain portfolio securities and the loss realized on such sale, when aggregated with any other realized and unrealized loss on portfolio securities of the Corporation as of the closing, not having exceeded $1.7 billion; (iv) entry into an amendment to the Corporation’s Amended and Restated Credit Agreement for $350 million in debt and receipt of an additional $200 million under the amended credit agreement on the terms specified in an agreed-upon term sheet described below (filed as Exhibit 99.7 hereto and incorporated herein by reference) (v) entry into the Note Purchase Agreement described below (filed as Exhibit 10.4 hereto and incorporated herein by reference), relating to the sale of up to $500,000,000 principal amount of second lien notes pursuant to the form of Indenture described below (filed as Exhibit 99.8 hereto and incorporated herein by reference), including entry into the Indenture and receipt of $500,000,000 (net of fees and expenses) in proceeds from the issuance of the second lien notes; (vi) no incurrence of, or obligation by the Corporation to incur, fees of more than $7,000,000 plus certain annual administrative fees relating to the transactions described in clause (iv) above; (vii) the applicable margin on the Corporation’s term B facility described below not having been increased by more than 1.25% per annum; (viii) no change or event having occurred which would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) on the

Corporation; (ix) neither the Corporation nor its wholly owned subsidiary, MoneyGram Payment Systems, Inc. (“MPSI”), having received a notice from a state limiting the ability of the Corporation or MPSI to conduct its money transfer or payment systems business in such state or imposing materially adverse conditions on its licenses to conduct such businesses; (x) the Corporation having (on a pro forma basis) at least $150,000,000 in unrestricted assets (as defined in the Purchase Agreement) and $100,000,000 undrawn borrowing availability under its revolving credit line; (xi) the Corporation having received an unqualified opinion (and having not received a qualified opinion) from its external auditor in connection with its fiscal year 2007 consolidated financial statements and the filing of its 2007 fiscal year Form 10-K or, if no opinion is received prior to the closing, a determination by each Investor, in its sole discretion, that the Corporation will obtain an unqualified opinion within a certain period of time after the closing; (xii) no restatement (or contemplated restatement) of the Corporation’s prior financial statements; and (xiii) resolution of all outstanding comments (including having taken any requested corrective action) received by the Corporation from the Securities and Exchange Commission and (xiv) each Investor, in its sole discretion, being satisfied with the Corporation’s books and records, internal controls, procedures, and disclosures.
     The Corporation must use its best efforts to obtain shareholder approval of the Exchange, including calling and holding a shareholder meeting to seek shareholder approval within six months of the signing date, filing a proxy statement, and using best efforts to solicit proxies in favor of the Exchange. The Board has committed to unanimously recommend shareholder approval and to include its recommendation in a proxy statement. However, if required in its exercise of its fiduciary duties, the Board may withdraw or modify its recommendation. Nevertheless, in all events, the Corporation is required to call and hold a shareholder meeting for the purpose of obtaining shareholder approval and to solicit proxies with respect to the meeting. The Corporation is required to operate its business in the ordinary course consistent with past practice during the time period between the signing of the Purchase Agreement and the closing of the Transaction.
     The Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Equity Registration Rights Agreement
     The Corporation and the Investors also agreed to enter into a Registration Rights Agreement on the closing date of the Investment (the “Equity Registration Rights Agreement”), with respect to the preferred stock and the Common Stock owned by the Investors and their affiliates (collectively, the “Registrable Securities”). Under the terms of the Equity Registration Rights Agreement, the Corporation is required, after a specified holding period, to promptly file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities. The Corporation is obligated to keep such shelf registration statement continuously effective under the Securities Act of 1933 until the earlier of (1) the date as of which all of the Registrable Securities have been sold, (2) the date as of which each of the holders of the Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act of 1933 and (3) fifteen years. The holders of the Registrable Securities are also entitled to four demand registrations and unlimited piggyback registrations during the term of the Equity Registration Rights Agreement. The Form of Equity Registration Rights Agreement is filed as Exhibit 99.6 hereto and is incorporated herein by reference. The foregoing description of the Equity Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Proposed Senior Facility
      On February 11, 2008, in connection with entering into the Purchase Agreement, the Corporation agreed to cause one or more financial institutions to provide senior secured financing (the “Proposed Senior Facility”) to one of the Corporation’s subsidiaries, MoneyGram Payment Systems Worldwide, Inc. (“Worldwide”). Such Proposed Senior Facility would, in addition to replacing the existing $350,000,000 Amended and Restated Credit Agreement, dated as of June 29, 2005, as amended, by and among the Corporation, JPMorgan Chase Bank, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (the “Existing Credit Agreement”), include an additional $200,000,000 for a total facility size of $550,000,000. The Proposed Senior Facility would include $300,000,000 in two term loan tranches and a $250,000,000 revolving credit facility. The revolving credit facility would include subfacilities for letters of credit and swingline loans. The Proposed Senior Facility would have a maturity date five years after its closing date (effectively extending the maturity under the Existing Credit Agreement by approximately three years).
     The Proposed Senior Facility would require Worldwide to pay the A term loan tranche (consisting of $100,000,000 in principal amount) in full at maturity and, with respect to the B term loan tranche (consisting of $200,000,000 in principal amount), to make quarterly amortization payments equal to 0.25% of the outstanding principal amount of such term loan commencing June 30, 2008, with the outstanding principal balance payable at maturity. The Proposed Senior Facility would modify certain mandatory prepayments from the Existing Credit Agreement and would require that the term B loan tranche be prepaid in an amount equal to (1) 100% of the net cash proceeds of any incurrence of indebtedness by the Corporation and its domestic subsidiaries, subject to customary exceptions; (2) 100% of the net cash proceeds of certain asset sales and dispositions by the Corporation and its domestic subsidiaries, subject to certain exceptions and reinvestment rights; and (3) 50%, subject to reduction to a lower percentage based on our leverage ratio, of excess cash flow for the fiscal years ending December 31, 2009 and thereafter. There would be a prepayment penalty imposed in the event that the B term loan tranche is prepaid during the first two years of the facility.
     The Proposed Senior Facility would require Worldwide to pledge certain collateral as security for the indebtedness. In addition, there would be certain conditions precedent to the effectiveness of the Proposed Senior Facility, including, without limitation (1) the termination of the Corporation’s $150,000,000 364-Day Credit Agreement with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole lead arranger and sole book runner, (2) consummation of the transactions contemplated by the Purchase Agreement and the Note Purchase Agreement (defined below) and (3) the non-existence of certain material adverse changes since September 30, 2007.
     The Proposed Senior Facility would contain customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the Corporation, Worldwide and certain of Worldwide’s subsidiaries’ ability to, among other things and subject to various exceptions, (1) dispose of assets, (2) incur additional indebtedness, (3) incur liens or grant negative pledges and (4) make investments. Worldwide and its subsidiaries would also be required to comply with specified financial covenants (consisting of a leverage ratio and an interest coverage ratio) and certain affirmative covenants. The Proposed Senior Facility would also be subject to customary events of default. A copy of the term sheet related to the Proposed Senior Facility is attached hereto as Exhibit 99.7 and is incorporated herein by reference. The foregoing description of the Proposed Senior Facility does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.7.
Note Purchase Agreement
     In connection with the Purchase Agreement, the Corporation also entered into a Note Purchase Agreement (the “Note Purchase Agreement”), dated on or about February 11, 2008, by and among the Corporation, Worldwide and affiliates of Goldman Sachs Mezzanine Partners (the “Initial Purchasers”). A copy of the Note Purchase Agreement is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
     Pursuant to the Note Purchase Agreement, and in connection with the Purchase Agreement, Worldwide will issue up to $500,000,000 aggregate principal amount of its 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) pursuant to an indenture (the “Indenture”) by and among the Corporation, Worldwide, the other guarantors party thereto and Wells Fargo Bank, National Association as Trustee (the “Trustee”). Worldwide will have the option to pay in kind all but 0.50% per annum of interest on the Notes prior to the second anniversary of the issuance of the Notes. Interest that is paid in kind will accrue at a rate of 14.75% per annum. The issuance of the Notes will be subject to certain conditions precedent, including the conditions precedent set forth in the Purchase Agreement, a requirement that the ratio of total indebtedness to EBITDA of Worldwide and its subsidiaries on a consolidated basis not exceed thresholds set forth in the Note Purchase Agreement, and requirements that monthly transaction volumes generated from the “Money Transfer” business segment, and monthly net revenue generated by the “Express Payment” and “Money Transfer” business segments exceed thresholds set forth in the Note Purchase Agreement. The Corporation, Worldwide and its subsidiaries will be required to pledge certain collateral on a second priority basis as security for the Notes. The Notes will be guaranteed by the Corporation and by certain of the Corporation’s subsidiaries. The guarantees will be senior secured second lien obligations of the guarantors. The Notes will mature in 2018 on the tenth anniversary of their issuance. Worldwide is entitled to redeem some or all of the Notes at any time on or after the fifth anniversary of the closing, at the redemption prices set forth in the Indenture. In addition, prior to the fifth anniversary of the closing, Worldwide may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus a “make whole” premium, as set forth in the Indenture. Upon a change of control, Worldwide is required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof. Worldwide is required to make an offer to repurchase the Notes with proceeds of certain asset sales that have not been reinvested in accordance with the terms of the Indenture or used to repay pari passu debt. The Indenture also contains covenants that, among other things, subject to certain qualifications and exceptions, restrict the activities of the Corporation to holding company activities and limit the ability of

Worldwide and its subsidiaries to: incur or guarantee additional indebtedness; pay dividends or make other restricted payments; make certain investments; create or incur certain liens; sell assets or subsidiary stock; transfer all or substantially all of their assets or enter into merger or consolidation transactions; and enter into transactions with affiliates. The covenants in the Indenture also restrict the investment of assets of Worldwide and its subsidiaries that are subject to restrictions under law, contract or otherwise for the payment of payment services obligations (the “Restricted Investment Portfolio”) and include a requirement that Worldwide and its subsidiaries maintain a minimum ratio of the fair value of the Restricted Investment Portfolio to payment services obligations of Worldwide and its subsidiaries. A copy of the form of Indenture that Worldwide, the Corporation, the other guarantors party thereto and the Initial Purchasers will execute at the time of issuance of the Notes is filed as Exhibit 99.8 hereto and is hereby incorporated into this report by reference.
Note Registration Rights Agreement
     Also in connection with the issuance of the Notes pursuant to the Note Purchase Agreement, the Corporation, Worldwide, the other guarantors party thereto and the Initial Purchasers will enter into a registration rights agreement (the “Note Registration Rights Agreement”), pursuant to which the Corporation and the other guarantors party thereto have agreed, upon the occurrence of certain events, to file a registration statement under the Securities Act to register the resale of the Notes by certain holders thereof. A copy of the form of Note Registration Rights Agreement that Worldwide, the Corporation, the other guarantors party thereto and the Initial Purchasers will execute at the time of issuance of the Notes is filed as Exhibit 99.9 hereto and is hereby incorporated into this report by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 hereof is incorporated herein by reference.
     The issuance and sale of the Preferred Stock is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. Each of the Investors has represented to the Corporation that it is an “accredited investor” as defined in Regulation D and that the Preferred Stock is being acquired for investment. The Corporation has not engaged in general solicitation or advertising with regard to the issuance and sale of the Preferred Stock and has not offered securities to the public in connection with this issuance and sale.

Item 3.03.	Material Modification to Rights of Security Holders.
Amendment to Rights Agreement
     On February 11, 2008, in connection with entering into the Purchase Agreement, the Corporation entered into the First Amendment (“Amendment No. 1”) to the Rights Agreement, dated as of June 30, 2004 (the “Rights Agreement”), by and between the Corporation and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”). Amendment No. 1 supplements and adds certain definitions in the Rights Agreement and provides, among other things, that no Investor or any of its Affiliates or Associates shall be deemed to be an Acquiring Person and that no Distribution Date or Shares Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to occur, in each case, solely by virtue of the approval, execution or delivery of the Purchase Agreement or the Transaction. The Rights Agreement is filed as Exhibit 4.2 to the Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2004, and is incorporated herein by reference. Amendment No. 1 is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Rights Agreement and Amendment No. 1 do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 8.01.	Other Events.
     On February 12, 2008, the Corporation issued a press release announcing that it had entered into the Purchase Agreement with the Investors. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Also on February 12, 2008, the Corporation announced a multi-year extension through January 2013 of its financial services agreement with Wal-Mart Stores, Inc. (“Wal-Mart”). The Corporation provides the money transfer, urgent bill payment and money order services for customers in more than 3,500 Wal-Mart stores, including Wal-Mart MoneyCenters. The Corporation’s multi-year extension with Wal-Mart is conditioned on the consummation of the Transaction.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	First Amendment, dated as of February 11, 2008, to the Rights Agreement, dated as of June 30, 2004, by and between MoneyGram International, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

10.1	Purchase Agreement, dated as of February 11, 2008, among MoneyGram International, Inc. and the several Investor parties named therein.

10.2	Fee Arrangement Letter, dated February 11, 2008, between THL Managers VI, LLC and MoneyGram International, Inc.

10.3	Fee Arrangement Letter, dated February 11, 2008, between Goldman Sachs & Co. and MoneyGram International, Inc.

10.4
Note Purchase Agreement, dated as of February 11, 2008, among MoneyGram Payment Systems Worldwide, Inc., Moneygram International, Inc. and GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd.

10.5
Contingent Fee Letter, dated February 11, 2008, among MoneyGram Payment Systems Worldwide, Inc., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., and THL Managers VI, LLC.

99.1	Press Release of MoneyGram International, Inc., dated February 12, 2008.

Exhibit No.	Description

99.2	Form of Certificate of Designations, Preferences and Rights of the Series B Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.3	Form of Certificate of Designations, Preferences and Rights of the Series B-1 Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.4	Form of Certificate of Designations, Preferences and Rights of the Series C Participating Preferred Stock of MoneyGram International, Inc.

99.5	Form of Certificate of Designations, Preferences and Rights of the Series D Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.6	Form of Registration Rights Agreement by and among the several Investor parties named therein and MoneyGram International, Inc.

99.7	Indicative Summary of Terms and Conditions, MoneyGram Payment Systems Worldwide, Inc. $550 Million Senior Secured Credit Facilities, dated as of February 11, 2008.

99.8	Form of Indenture between MoneyGram Payment Systems Worldwide, Inc. and Wells Fargo Bank National Association, as Trustee.

99.9
Form of Registration Rights Agreement by and among MoneyGram Payment Systems Worldwide, Inc., MoneyGram International, Inc. and GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.
February 12, 2008	By:	/s/ Teresa H. Johnson
		Name:	Teresa H. Johnson
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment, dated as of February 11, 2008, to the Rights Agreement, dated as of June 30, 2004, by and between MoneyGram International, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

10.1	Purchase Agreement, dated as of February 11, 2008, among MoneyGram International, Inc. and the several Investor parties named therein.

10.2	Fee Arrangement Letter, dated February 11, 2008, between THL Managers VI, LLC and MoneyGram International, Inc.

10.3	Fee Arrangement Letter, dated February 11, 2008, between Goldman Sachs & Co. and MoneyGram International, Inc.

10.4
Note Purchase Agreement, dated as of February 11, 2008, among Moneygram Payment Systems Worldwide, Inc., Moneygram International, Inc. and GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd.

10.5	Contingent Fee Agreement.

99.1	Press Release of MoneyGram International, Inc., dated February 11, 2008.

99.2	Form of Certificate of Designations, Preferences and Rights of the Series B Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.3	Form of Certificate of Designations, Preferences and Rights of the Series B-1 Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.4	Form of Certificate of Designations, Preferences and Rights of the Series C Participating Preferred Stock of MoneyGram International, Inc.

99.5	Form of Certificate of Designations, Preferences and Rights of the Series D Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.6	Form of Registration Rights Agreement by and among the several Investor parties named therein and MoneyGram International, Inc.

99.7	Indicative Summary of Terms and Conditions, MoneyGram Payment Systems Worldwide, Inc. $550 Million Senior Secured Credit Facilities, dated as of February 11, 2008.

99.8	Form of Indenture between MoneyGram Payment Systems Worldwide, Inc. and Wells Fargo Bank National Association, as Trustee.

99.9
Form of Registration Rights Agreement by and among MoneyGram Payment Systems Worldwide, Inc., MoneyGram International, Inc. and GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd.